Exhibit 99.1

GlobalSCAPE, Inc. Hires Peter Merkulov to Lead Product Strategy and Technology Alliances
Former Kaspersky Lab executive to help drive product direction and expand technology alliances

SAN ANTONIO – October 19, 2015 – GlobalSCAPE, Inc. (NYSE MKT: GSB), the secure information exchange company, today announced the hiring of Peter Merkulov as Vice President of Product Strategy and Technology Alliances. Merkulov will be responsible for leading the product strategy, product management, product marketing, and technology alliances teams.

Merkulov brings to Globalscape over 14 years of experience in the IT security industry, specifically in product strategy and management. He is a seasoned international leader with over a decade of experience in building and leading international teams as well as developing and executing global product strategies. Prior to joining Globalscape, Merkulov served as Executive Vice President at Kaspersky Lab North America, where he oversaw the expansion of the business within North America and was second in command of their North American operations. He also served as Kaspersky Lab’s Chief Product Officer, where he drove the adoption, development, and execution of their long-term product strategy. Under his leadership in this role, he substantially expanded Kaspersky Lab’s B2B product line as they became one of the leaders in the Endpoint Protection market as recognized by Gartner. Merkulov also spent a number of years as the Vice President of Technology Alliances at Kaspersky Lab where he led the global alliances strategy and technology partner programs.

SUPPORTING QUOTES:
Matt Goulet, Chief Operating Officer at Globalscape
“It’s with great pride that I get to announce the addition of Peter Merkulov as Vice President of Product Strategy and Technology Alliances at Globalscape. As Globalscape continues to evolve, we need to ensure that our product strategy and technology alliances programs grow in a meaningful way. Peter’s extensive product strategy experience, along with his business development leadership capabilities, will help in furthering our strategy. I’m excited about seeing how his vision combined with our elite group of engineers and supporting teams will help us to continue to push Globalscape technologies forward.”

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit Globalscape, or subscribe to our Blog or Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 fiscal year, filed with the Securities and Exchange Commission on March 30, 2015.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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